Exhibit 5.2

384 North Clark Ave., Los Altos, CA 94022

July 29, 2026

Antalpha Platform Holding Company

7 Temasek Boulevard

Suntec Tower 1, #31-02

Singapore 038987

Re: Antalpha Platform Holding Company — Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Antalpha Platform Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is being filed as an exhibit in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act. The Registration Statement covers the registration of, among other securities, (i) debt securities of the Company (the “Debt Securities”), to be issued in one or more series under the form of indenture (the “Form of Indenture”) proposed to be entered into between the Company and a trustee to be named in the applicable indenture or supplemental indenture (the “Trustee”), the Form of Indenture being filed as an exhibit to the Registration Statement, and (ii) warrants of the Company to purchase Class A ordinary shares, par value $0.001 per share, or Debt Securities (the “Warrants”), to be issued in one or more series under the form of warrant agreement (the “Form of Warrant Agreement”) proposed to be entered into between the Company and a warrant agent to be named therein (the “Warrant Agent”), the Form of Warrant Agreement being filed as an exhibit to the Registration Statement. The Debt Securities and the Warrants are referred to herein collectively as the “Securities.” We do not opine herein on the Class A ordinary shares registered under the Registration Statement, whether being sold directly under the primary offering or issuable upon exercise of any Warrants, all of which are the subject of the opinion of Maples and Calder (Hong Kong) LLP filed as Exhibit 5.1 to the Registration Statement.

For purposes of the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates and records of public officials, certificates of officers and representatives of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the following:

(a)	the Registration Statement (including all exhibits and amendments thereto on file with the Commission through the date hereof);

(b)	the Form of Indenture, in the form filed as an exhibit to the Registration Statement;

(c)	the Form of Warrant Agreement (and the form of warrant certificate attached thereto), in the form filed as an exhibit to the Registration Statement;

(d)	the second amended and restated memorandum and articles of association of the Company, certified by an officer of the Company as being true, complete and correct copies and as being in full force and effect as of the date hereof;

(e)	a certificate of an officer of the Company dated as of the date hereof as to certain factual matters relevant to the opinions expressed herein (the “Officer’s Certificate”); and

(f)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have relied, with your consent and without independent investigation except as expressly stated herein, upon the foregoing documents and upon certificates, representations and statements of officers and representatives of the Company, public officials and other third parties as to factual matters. As to any facts material to this opinion that we did not independently establish or verify, we have relied conclusively upon the Officer’s Certificate, other certificates of officers and representatives of the Company, and certificates or statements of appropriate public officials. This opinion is furnished solely to you and may not be relied upon by any other person or entity without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

In our examination of the foregoing, we have assumed, without independent verification: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all copies submitted to us, and the authenticity of the originals of such copies; (v) that the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to execute and deliver the Securities and to perform its obligations thereunder (as confirmed by the opinion of Maples and Calder (Hong Kong) LLP filed as Exhibit 5.1 to the Registration Statement); (vi) that the Form of Indenture, when completed and entered into in connection with the issuance of any series of Debt Securities, will be duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, the Trustee party thereto; (vii) that the Form of Warrant Agreement, when completed and entered into in connection with the issuance of any series of Warrants, will be duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, the Warrant Agent party thereto; (viii) that all parties to the Form of Indenture and the Form of Warrant Agreement other than the Company will have the requisite corporate, partnership or other organizational power and authority to enter into and perform their respective obligations thereunder; (ix) that no Securities will be issued or sold in violation of any applicable law, regulation or governing instrument or in a manner that breaches any obligation of the Company; and (x) that the documents and instruments relating to the Securities will, at the time of issuance, be in the forms reviewed by us, with such changes as do not affect the substance of the opinions expressed herein.

We have further assumed, with respect to each series of Securities, that prior to the issuance, authentication, delivery, sale or exchange of such Securities: (i) the Registration Statement, as finally amended (including any post-effective amendments), will have become effective under the Securities Act; (ii) a prospectus supplement and any related free writing prospectus describing the Securities of such series and otherwise complying with applicable law will have been filed with the Commission as required pursuant to Rule 424 under the Securities Act; (iii) the board of directors of the Company (or a duly authorized committee thereof) will have taken all necessary corporate action to authorize the establishment of the specific terms of the Securities of such series, the creation and issuance thereof, and the execution and delivery of all related instruments and agreements; (iv) the terms of the Securities of such series, the indenture (including any supplemental indenture) under which the Debt Securities are issued and the warrant agreement (if any) under which the Warrants are issued will not, after giving effect to all amendments, violate any applicable law, conflict with the second amended and restated memorandum and articles of association of the Company, or result in a breach or default under any agreement or instrument by which the Company is bound; (v) all Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the indenture (as supplemented); (vi) all Warrants will have been duly executed and countersigned in accordance with the warrant agreement; and (vii) the Securities will have been issued and delivered against payment therefor in accordance with the terms of the Registration Statement, the applicable prospectus supplement, the related indenture (or supplemental indenture) or warrant agreement, as applicable, and any underwriting, sales agency or similar agreement to which the Company is a party in connection with such issuance and sale.

Whenever any opinion expressed herein refers to the “laws of the State of New York” or to “New York law,” we refer only to the laws of the State of New York and the federal laws of the United States that are normally applicable to transactions of the type contemplated hereby, in each case as currently in effect. We do not express any opinion with respect to the laws of any county, municipality or other political subdivision of the State of New York, any other state of the United States, the Cayman Islands, Hong Kong, Singapore, or any other foreign jurisdiction. As to matters of Cayman Islands law, we have relied without independent investigation upon the opinion of Maples and Calder (Hong Kong) LLP, the Company’s Cayman Islands counsel, filed as Exhibit 5.1 to the Registration Statement.

Based upon and subject to the foregoing, and subject also to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.	When the indenture (or supplemental indenture) under which any series of Debt Securities is to be issued has been duly executed and delivered by the Company and the Trustee (and, where applicable, qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)), such indenture (or supplemental indenture) will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.	When the specific terms of a particular issuance of Debt Securities have been duly established in accordance with the applicable indenture (or supplemental indenture) (which indenture or supplemental indenture has, where applicable, been qualified under the Trust Indenture Act) and the resolutions of the board of directors of the Company (or a duly authorized committee thereof), and when such Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable indenture (or supplemental indenture) and issued and delivered against payment therefor in accordance with the terms of the Registration Statement, the applicable prospectus supplement and any related underwriting, sales agency or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable indenture (or supplemental indenture).

3.	When the warrant agreement under which any series of Warrants is to be issued has been duly executed and delivered by the Company and the Warrant Agent, such warrant agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	When the specific terms of a particular issuance of Warrants have been duly established in accordance with the applicable warrant agreement and the resolutions of the board of directors of the Company (or a duly authorized committee thereof), and when such Warrants and the related warrant certificates have been duly executed and countersigned in accordance with the terms of the applicable warrant agreement and issued and delivered against payment therefor in accordance with the terms of the Registration Statement, the applicable prospectus supplement and any related underwriting, sales agency or similar agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the due authorization, creation and availability of the underlying Class A ordinary shares or Debt Securities issuable upon exercise thereof.

The opinions expressed above are subject to the following additional qualifications, exceptions and limitations:

(a)	The opinions expressed herein with respect to the enforceability of the indenture (or any supplemental indenture), the warrant agreement, the Debt Securities and the Warrants are subject to: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and similar laws of general applicability affecting the rights and remedies of creditors generally; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

(b)	We express no opinion as to: (i) provisions purporting to waive rights or defenses, confer subject matter jurisdiction, specify evidentiary standards, shorten or extend statutes of limitation, impose penalties or liquidated damages, exculpate a party from liability for its own acts, or provide for indemnification or contribution in circumstances contrary to law or public policy; (ii) the choice of law or choice of forum provisions contained in any Security or related agreement in circumstances where such choice may not be given effect; (iii) any provision purporting to confer rights upon, or otherwise enforceable by, persons who are not parties to the relevant agreement or instrument; or (iv) any provision authorizing one party to act as the agent or attorney-in-fact for another party.

(c)	We express no opinion as to the qualification of any indenture under, or compliance of any Security with, federal or state securities laws, including, without limitation, the registration or qualification requirements of the Securities Act, the Trust Indenture Act, the Investment Company Act of 1940, as amended (the “Investment Company Act”), or analogous laws of any other jurisdiction, except as expressly stated above.

(d)	We express no opinion as to the rights or obligations of any party in respect of any Securities denominated in, or any payment to be made in, a currency other than United States dollars, or any Securities indexed to a currency, commodity, security or other measure.

(e)	We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than as expressly set forth above.

(f)	This opinion is limited to the matters expressly stated herein, and no opinion is to be implied or inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof and is based on the laws and circumstances in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such laws or circumstances change, or to advise any person of any change in any matter that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ekberg, Fagre & Seem LLP

Ekberg, Fagre & Seem LLP

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